                                                                    EXHIBIT 10.1

                                LEASE AGREEMENT

                       EFFECTIVE AS OF DECEMBER 1, 1998

                           THE BOARD OF SUPERVISORS

                                      OF

                       CHOCTAW COUNTY, MISSISSIPPI, AND

                       THE BOARD OF TRUSTEES OF CHOCTAW

                  COUNTY MEDICAL CENTER, COLLECTIVELY LESSOR

                                      AND

             CENTENNIAL HEALTHCARE INVESTMENT CORPORATION, LESSEE

                           INDEX TO LEASE AGREEMENT

1.    Lease of Real and Chattel Property, Term...............................2
2.    Title to Demised Premises..............................................3
3.    Rent...................................................................3
4.    Taxes..................................................................3
5.    Repair and Replacement.................................................4
6.    Compliance with Laws...................................................6
7.    Alterations............................................................7
8.    Use of Demised Premises................................................7
9.    Protection Against Claims by Public....................................7
10.   Independence of Demised Premises.......................................8
11.   Mechanics' Liens.......................................................8
12.   Liability Insurance....................................................8
13.   Indemnity..............................................................10
14.   Hazard Insurance.......................................................10
15.   Fire and Other Casualty................................................12
16.   Condemnation...........................................................12
17.   Restoration after Fire or Condemnation.................................14
18.   Environmental Matters..................................................15
19.   Assignment and Subletting..............................................17
20.   Bankruptcy.............................................................18
21.   Access to Project; Books, Records, Accounts and Annual
      Reports................................................................19
22.   Default; Termination...................................................20
23.   Waiver of Rights of Redemption.........................................22
24.   Lessor's Right to Cure Lessee's Defaults...............................22
25.   Lessor Default.........................................................22
26.   Injunction.............................................................22
27.   No Merger..............................................................23
28.   Definition of "Lessor" and "Lessee"....................................23
29.   Quiet Enjoyment........................................................23
30.   Lessor's Right of Entry................................................23
31.   Estoppel Certificates..................................................23
32.   Rights Cumulative......................................................24
33.   Payments of Money, Interest............................................24
34.   Surrender, Obligations Upon Expiration or Termination..................24
35.   No Waiver..............................................................25
36.   Severability...........................................................26
37.   Benefit................................................................26
38.   Construction...........................................................26
39.   Entire Agreement; Written Modifications................................26
40.   Governing Law..........................................................26
41.   Captions...............................................................26
42.   Notices................................................................26
43.   Counterparts...........................................................27
44.   Costs of Enforcement...................................................27
45.   Agreement Regarding Lease..............................................27
46.   Cooperation............................................................28
47.   Additional Stipulations................................................28

                                LEASE AGREEMENT

      THIS LEASE, effective as of the 1st day of December, 1998, by and between THE BOARD OF COUNTY SUPERVISORS OF CHOCTAW COUNTY, MISSISSIPPI, a political subdivision of the State of Mississippi authorized to acquire, own, lease and dispose of properties for hospital and other healthcare purposes, having its principal office and place of business, and its mailing address at Choctaw County Courthouse, Ackerman, Mississippi 39735 (the "County") and THE BOARD OF TRUSTEES OF CHOCTAW COUNTY MEDICAL CENTER, a political subdivision of the State of Mississippi authorized on behalf of the County to administer its properties for hospital and healthcare purposes, and to acquire, own, lease, and dispose of same on behalf of the County (hereinafter referred to as the "Hospital

Trustees") (the County and the Hospital Trustees are hereinafter referred to collectively as the "Lessor," which term shall refer jointly and severally to each of them), and CENTENNIAL HEALTHCARE INVESTMENT CORPORATION, a corporation organized and existing under the laws of the State of Georgia, having its principal office and place of business and its mailing address at 400 Perimeter Center Terrace, Suite 650, Atlanta, Georgia 30346 (hereinafter referred to as the "Lessee").

                             W I T N E S S E T H:

      WHEREAS, Lessor owns that certain rural hospital having a licensed bed capacity of twenty-two (22) beds for acute-care patients, inclusive of a nine
(9) bed allotment for geriatric psychiatric inpatients (collectively "Licensed Hospital Bed Capacity") (herein the "Hospital Facility") identified in Item I of Exhibit A attached hereto and made a part hereof; and

      WHEREAS, Lessor also owns that certain skilled nursing facility which is adjacent to the Hospital Facility and which has a licensed bed capacity of 68 beds for subacute and other nursing care patients (the "Licensed Nursing Home Bed Capacity;" the Licensed Hospital Bed Capacity and the Licensed Nursing Home Bed Capacity are herein collectively referred to as the "Licensed Bed Capacity") (the "Nursing Home") identified in Item II of Exhibit A attached hereto and made a part hereof (the Hospital Facility and the Nursing Home are herein referred to collectively as the "Facility"); and

      WHEREAS, Lessor also owns or operates three (3) rural health clinics, one of which is located on-site at the Hospital Facility in Ackerman, Mississippi, one of which is located in Ware, Mississippi, and one of which is located off-site in Ackerman, Mississippi (collectively, the "Clinics"), all as identified in Item III of Exhibit A;

      WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, the real and chattel property of the Facility and the Clinics;

      WHEREAS, Lessor also desires that Lessee assume certain obligations and arrangements made by Lessor to provide Choctaw County Residents with emergency ambulance services (the "Ambulance Services Contract") as identified more particularly in Item IV of Exhibit A attached hereto and made a part hereof;

      NOW, THEREFORE, in consideration of the premises and of their mutual undertakings, the parties hereto agree as follows:

1. Lease of Real and Chattel Property, Term. Lessor, in consideration of the rents hereinafter reserved, and the terms, covenants, conditions and agreements set forth herein to be kept and performed by Lessee, does hereby agree to demise and let unto Lessee and Lessee, subject to and in reliance on the conditions, terms, covenants, warranties and representations of Lessor contained herein, does hereby agree to hire and take from Lessor, the following described assets, rights, interests and other properties owned by Lessor and relating to the Facility (herein the "Demised Premises"):

(a) Land: The parcel or parcels of land more particularly described in Item 2 of Exhibit B attached hereto and made a part hereof (herein the "Owned Parcels") together with such tracts or parcels of improved or unimproved land or portions thereof leased or rented by Lessor in connection with the ownership operation, or use of the Facility or the Clinics (the "Leased Parcels" pursuant to leases described in Exhibit C attached hereto and made a part hereof (the Owned Parcels and Leased Parcels are collectively referred to as the "Parcels");

(b) Improvements: All buildings, structures, fixtures and improvements erected or located on the Parcels, or affixed thereto (herein the "Improvements");

(c) Appurtenances: All tenements, hereditaments, rights, privileges, interests, easements and appurtenances belonging or in any wise pertaining to the Parcels and/or the Improvements (the Parcels, the Improvements and the aforesaid appurtenances thereto being herein referred to collectively as the "Real Property"); and

(d) Tangible Personal Property: All machinery and equipment, building materials, appliances, apparatus, motor vehicles, furniture, furnishings, fixtures, tools, instruments, parts, and other tangible personal property of every kind or nature whatsoever, owned, being purchased on contract or being leased by Lessor as of the date hereof, and located at or relating to the Facility, including inventories (collectively herein the "Personal Property"); such tangible personal property on the effective date hereof shall include, but not be limited to, any and all items identified in the attached Exhibit D which is made a part hereof and incorporated herein by reference.

      TO HAVE AND TO HOLD the Demised Premises unto Lessee, its successors and permitted assigns, upon and subject to all of the terms, covenants, conditions, conditional limitations and agreements herein contained, for a term commencing as of December 1, 1998 (herein the "Commencement Date") and expiring on the last day of the sixtieth (60th) full calendar month following the Commencement Date, to wit: November 30, 2003 (herein the "Term"), or until said term is sooner terminated pursuant to any of the conditional limitations or other provisions hereof; provided, however, that Lessee shall have the right to extend the Term of this Lease for three (3) successive extension terms of five (5) years each (the "Extension Terms") by giving Lessor written notice thereof not less than ninety (90) days prior to the expiration of the Term (or any prior Extension
Term). Such Extension Terms shall be upon the same rental and other terms and conditions as are set forth in this Lease as applicable to the Initial Term of this Lease.

      Notwithstanding the designation of December 1, 1998 as the Commencement Date, the term shall not take effect as of such date unless and until all conditions to Lessee's obligations as set forth herein and in that certain "General Agreement" more particularly described in Paragraph 45 of this Lease between Lessor and Lessee dated, providing contractually for the terms and conditions upon which Lessor and Lessee have agreed to proceed in connection with this Lease, have been satisfied or waived by Lessee.

      For purposes of this Lease, the term "Lease Year" means a period of one
(1) year commencing on the Commencement Date or the annual anniversary date thereof.

2. Title to Demised Premises. The Demised Premises shall be demised and let by Lessor unto Lessee free and clear of any and all liens, leases, mortgages, pledges, security interests, conditional sale agreements, charges, claims, options, and other encumbrances of any kind or nature whatsoever (collectively "Encumbrances"), except the following (collectively the "Permitted Encumbrances"):

(a)   Zoning Laws: The provisions of all applicable zoning laws;

(b) Taxes: The liens of current real estate and personal property taxes not delinquent.

      Lessor warrants and will forever defend the right and title to the Demised Premises unto Lessee against the claims of all persons whomsoever, except for claims arising under and by virtue of the Permitted Encumbrances.

3. Rent. Lessee shall pay to Lessor rent for the Demised Premises (herein "Rent") an annual amount of TWO HUNDRED FOUR THOUSAND FIVE HUNDRED FORTY AND NO/100 DOLLARS ($204,540.00), in equal monthly installments of SEVENTEEN THOUSAND FORTY-FIVE AND NO/100 DOLLARS ($17,045.00) in advance on the first
(1st) day of each calendar month during the term hereof; provided, however, that if the term hereof commences on a day other than the first day of a calendar month or is terminated on a day other than the last day of a calendar month, then the Rent for such partial month shall be prorated on the basis of the number of days included in the Term of this Lease.

4. Taxes. Lessee shall, at its cost and expense, bear, pay and discharge, on or before the last day upon which the same may be paid without interest or penalty for late payment thereof, all taxes, assessments, sewer rents, water rents and charges, duties, impositions, license and permit fees, charges for public utilities of any kind, payments and other charges of every kind or nature whatsoever, ordinary or extraordinary, foreseen or unforeseen, general or special (collectively herein "Impositions"), which shall, pursuant to present or future law or otherwise, prior to or during the term hereof, have been or be levied, charged, assessed or imposed upon, or grow or become due and payable out of or for, or become or have become a lien on, the Demised Premises or any part thereof, or the rents and income received by Lessor hereunder or received by Lessee from any permitted subtenants of the Demised Premises or of any part thereof, or any use or occupation of the Demised Premises. Lessee shall also bear, pay and discharge any and all income taxes assessed against Lessee, any franchise, estate, succession, inheritance or transfer taxes of Lessor, or any tax or charge in replacement or substitution of the foregoing or of a similar character.

      Lessor shall cause the Demised Premises to be assessed and taxed separate and apart from all other premises.

      Lessee shall pay all interest and penalties imposed upon the late payment of any Imposition which Lessee is obligated to pay hereunder.

      Lessee may take the benefit of the provisions of any law or regulation permitting any Imposition to be paid in installments.

      If Lessee shall fail, for ten (10) days after notice and demand given to Lessee, to pay any Imposition on or before the last day upon which the same may be paid without the imposition of interest or penalties for the late payment thereof, then Lessor may pay the same with all interest and penalties lawfully imposed upon the late payment thereof, and the amounts so paid by Lessor shall thereupon be and become immediately due and payable by Lessee to Lessor hereunder as additional Rent payable under this Lease.

      So long as Lessee is not in default hereunder, Lessee, at its own cost and expense may, if it shall in good faith so desire, contest the validity or amount of any Imposition, in which event Lessee may, if permitted by applicable law, defer the payment thereof for such period as such contest shall be prosecuted actively and shall be pending undetermined; provided, however, that no provision hereof shall be construed so as to require Lessee to allow any such item so contested or intended to be contested to remain unpaid for such length of time as shall permit the Demised Premises, or the lien thereon created by such item to be contested, to be sold by federal, state, county or municipal authority for the nonpayment thereof.

      An official certificate or statement issued or given by any sovereign or municipal authority, or any agency thereof, or any public utility, showing the existence of any Imposition, or interest or penalties thereon, the payment of which is the obligation of Lessee as herein provided, shall be prima facie evidence for all purposes hereof of the existence, amount and validity of such Imposition.

5. Repair and Replacement. Lessee acknowledges that Lessor has made no representation whatsoever regarding the physical condition of the Demised Premises except those contained in this Agreement, and that Lessee freely accepts the Demised Premises in their present "as is" condition, subject, however, to any "punchlist" repairs or replacement items identified by Lessee's inspection of the Demised Premises, any latent or concealed conditions and any respects in which the Demised Premises fails to comply with all laws, rules, orders, ordinances, regulations, and requirements, including, without limitation, applicable health, building, fire and life safety codes and ordinances, now or hereafter enacted or promulgated by any government or municipality having jurisdiction over the Demised Premises, or Lessee's operations of the Facilities as licensed health care facilities (the "Governmental Requirements"). Lessor shall provide Lessee with reasonable access to the Demised Premises at all times prior to the Commencement Date to facilitate Lessee's inspection and shall cooperate with and assist Lessee in the testing and evaluation of the operating condition of building systems, equipment and similar items. Lessor shall keep landscaped areas in good condition. Subject to the terms of this Paragraph 5, Lessee shall at all times during the Term (including any renewals or extensions thereof), at its own cost and expense, make such ordinary, non-structural repairs to be Demised Premises as may be required to keep the Demised Premises (other than the Personal Property) in good and reasonable operating condition and repair. Notwithstanding the foregoing, however, Lessee's liability and total aggregate expenditures for "Major Repairs" to the Demised Premises (inclusion of repairs and replacements of Personal Property) over the initial Term of the Lease shall not exceed the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00); provided further that Lessor shall provide the next $200,000.00 needed for Major Repairs during the initial Term and thereafter Lessor and Lessee shall share equally in the cost and expenses of Major Repairs during the initial Term. As used herein the term "Major Repairs" shall mean and refer to a repair or replacement which is not covered by insurance and for which the total cost is greater than or equal to $25,000.00. In the event Lessor fails to provide its share of costs for Major Repairs during the initial Term, Lessee shall have the right (in addition to any other rights and remedies at law or in equity) to fund such Major Repairs and offset such expenditures against rental amounts becoming due under this Lease, until Lessee shall have been fully reimbursed for amounts advanced on Lessor's behalf. Following the initial Term, each Renewal Term shall be subject to the same threshold limitations and cost-sharing arrangements as are applicable during the initial Term. Lessor shall make, at its sole cost and expense, all other or additional repairs or replacements to the Demised Premises as may be required to place, keep and maintain the Demised Premises (i) in good and reasonable operating condition and repair and (ii) in compliance with applicable Government Requirements.

      Lessee acknowledges that the items of Personal Property listed on Exhibit D attached hereto are the property of Lessor and that Lessee has only the right to the exclusive possession and use thereof as provided herein. Notwithstanding any contrary provision set forth herein, Lessee shall keep all of the aforesaid items of Personal Property in as good working order and condition as existed on the Commencement Date, and at the expiration of the Term of this Lease shall return and deliver all of such Personal Property to Lessor in as good order and condition as when received hereunder, reasonable wear and tear and damage by Acts of God or insurable peril excepted; provided, that Lessee agrees, if necessary for the proper operation of the Demised Premises, or to comply with or maintain all pertinent licensure, certification, insurance policy or other legal requirements and otherwise in accordance with customary practice in the industry, that Lessee shall replace all items of Personal Property which may be damaged or destroyed through no fault or neglect of Lessor or which may become worn out or obsolete during the Term of this Lease with new items of Personal Property (i.e., the "New Personal Property"), and such New Personal Property and replacements thereof shall be the property of and owned by Lessor, subject to the terms and provisions of this Lease. Upon expiration or termination of this Lease, all Personal Property and New Personal Property shall become the property of Lessor, if not already owned by Lessor, and Lessee shall execute all documents and take any actions reasonably necessary to evidence such ownership.

      All maintenance and repair work undertaken by Lessee shall be done in a workmanlike manner, leaving the Demised Premises free of liens for labor and materials. It is the intent of the parties hereto that the Demised Premises be maintained at all times and returned upon the termination or expiration of this Agreement in a condition equal to that at the time of execution of this Agreement, reasonable wear and tear excepted. Lessee hereby grants to Lessor the right to inspect and access to the Demised Premises at all reasonable times; provided, however, that Lessor shall have no duty to conduct any inspections unless requested to do so by Lessee.

6. Compliance with Laws. Lessor and Lessee mutually covenant and agree, Lessee as to its manner of use of the Demised Premises and its repair obligations as set forth in this Lease, and Lessor as to the condition of the Demised Premises, its repair obligations and all other matters not related to the Lessee's operation of the Facility, to substantially perform and comply with Governmental Requirements now or hereafter enacted or promulgated, of every government or municipality having jurisdiction over the Demised Premises, Lessee's operation of the Facility as a licensed health care facility, and the franchises and privileges connected therewith, whether or not such Governmental Requirements so involved shall necessitate structural changes, improvements, interference with use and enjoyment of the Demised Premises, replacements or repairs, extraordinary or ordinary, and Lessor or Lessee, as the particular circumstances may warrant, shall so perform and comply whether or not such Governmental Requirements shall now exist or shall hereafter be enacted or promulgated, and whether or not such Governmental Requirements are within the present contemplation of the parties hereto.

      Each party shall have the right, provided it does so with due diligence and dispatch, to contest by appropriate legal proceedings, without cost or expense to the other party, the validity of any Governmental Requirements of the nature referred to above. The party contesting such Governmental Requirement may postpone compliance with such law, rule, order, ordinance, regulation or requirement until the final determination of such proceedings so long as such postponement of compliance will not subject the Demised Premises to an encumbrance or the other party to any criminal prosecution. No provision hereof shall be construed so as to permit a party to postpone compliance with any Governmental Requirements if any sovereign, municipal or other governmental authority shall threaten to carry out or comply with the same or to foreclose or sell any lien affecting all or any part of the Demised Premises that shall have arisen by reason of such postponement or failure of compliance. If requested by the other party, the party contesting such Governmental Requirement shall post a bond or other adequate security for the costs of compliance and any monetary fines, penalties, damages or other liabilities which might be imposed, in Lessor's sole judgment, in connection with such contest.

      Notwithstanding any other provision of this Agreement to the contrary, each party shall inform the other party immediately by telephone, telecopy or telegraph of any action taken, commenced or instituted by any state or federal authority having jurisdiction over the Demised Premises as a health care facility to terminate or revoke any license certification of such party. Such notice shall be given to Lessor at the address or telephone number set forth in Paragraph 42 herein.

7. Alterations. Except as may be required of Lessee by Paragraphs 5 and 6 above, Lessee shall not make any alterations or additions to the Demised Premises without Lessor's written prior approval, which approval may not be unreasonably withheld. Lessor shall not withhold written consent to minor alterations or additions or alterations or additions necessary in the reasonable opinion of Lessee to comply with applicable Governmental Requirements (including, without limitation, any conditions to a certification of need or exemption therefrom applicable to the Facility), to maintain or expand existing services to patients, to maintain licensure, or to maintain certification under the Medicaid or Medicare or any other public or private program now or hereafter applicable to the Demised Premises. Nothing herein shall be deemed to obligate Lessee to make alterations or additions constituting repairs or replacements required to be made by Lessor pursuant to Paragraphs 5 and 6, provided, however, that if Lessor fails to perform its repairs and replacement obligation, Lessee shall have the right to do so at Lessor's expense and to offset the reasonable cost thereof against Rental or other sums due under this Lease.

8. Use of Demised Premises. Lessee may use the Demised Premises for healthcare and related purposes. Lessee shall not commit, or allow to be committed, any waste upon the Demised Premises, or any public or private nuisance. Lessee shall not use or keep or allow the Demised Premises or any portion thereof to be used or occupied for any unlawful purpose and shall not suffer any act to be done or any condition to exist within the Demised Premises or any portion thereof, or knowingly permit any article to be brought therein, which may be dangerous, unless safeguarded as required by law, or which may make void or voidable any insurance in force with respect thereto.

9. Protection Against Claims by Public. During such period or periods of the term hereof as any portion of the Parcels shall be unenclosed by any walled structure, fence or gate, such portion shall be subject to such reasonable directions as Lessor may from time to time make or give to Lessee with respect to the maintenance and use thereof, for the purpose of Lessor's protection against possible claims of the public, as such. Lessee hereby acknowledges that Lessor does not hereby consent, expressly or by implication, to the unrestricted use or possession of the whole or any portion of the Demised Premises by the public, as such, and Lessee covenants and agrees that all such reasonable directions so given shall be deemed to be and become incorporated herein by reference and shall be fully and promptly performed and enforced by Lessee at its cost and expense. Lessor hereby warrants and represents to Lessee that the Demised Premises complies with all zoning and land use requirements, including, without limitation, parking, drainage, and utility requirements.

10. Independence of Demised Premises. Lessee shall not by act or omission permit any building or other improvement on premises not demised hereunder to rely on the Real Property or any part thereof or any interest therein to fulfill any municipal or governmental requirement, including without limitation, requirements for offsite parking, drainage and utilities, and Lessee shall not take any action which shall cause an Improvement to rely on any premises not demised hereunder or any interest therein to fulfill any governmental or municipal requirement. Lessee shall not by act or omission impair the integrity of the Demised Premises as units separate and apart from all other premises. Any act or omission by Lessee which would result in a violation of any of the provisions of this Paragraph shall be void.

11. Mechanics' Liens. Notice is hereby given that Lessor shall not be liable for any work performed or to be performed on the Demised Premises for Lessee or any subtenant, or for any materials furnished or to be furnished at the Demised Premises for Lessee or any subtenant, and that no mechanic's or other lien for such work or materials shall attach to the reversionary or other interest of Lessor. If, in connection with any work being performed by Lessee or any subtenant, or in connection with any materials being furnished to Lessee or any subtenant, any mechanics or other lien or charge shall be filed or made against the Demised Premises or any part thereof, or if any such lien or charge shall be filed or made against Lessor as owner, then Lessee, at its cost and expense, within thirty (30) days after such lien or charge shall have been filed or made, shall cause the same to be canceled and discharged of record by payment thereof or filing a bond or otherwise, and shall also defend any action, suit or proceeding which may be brought for the enforcement of such lien or charge, and shall pay any damages, costs and expenses, including reasonable attorneys' fees, suffered or incurred thereby by Lessor, and shall satisfy and discharge any judgment entered therein within thirty (30) days from the entering of such judgment by payment thereof, or by filing of a bond, or by furnishing to Lessor an unconditional letter of credit issued by a bank and in an amount reasonably acceptable to Lessor, or otherwise. In the event of the failure of Lessee to discharge within such thirty (30) day period any lien, charge or judgment herein required to be paid or discharged by Lessee, Lessor may pay such item or discharge such liability by payment or bond or both, and Lessee shall repay to Lessor, upon demand, any and all amounts paid by Lessor therefor, or by reason of any liability on any such bond, and also any and all incidental expenses, including reasonable attorneys' fees, incurred by Lessor in connection therewith.

12. Liability Insurance. At all times during the term hereof, Lessee shall, at its own cost and expense, provide and keep in force policies as follows:

(a) Comprehensive general public liability insurance including, without limitation upon the generality of the provisions of this Paragraph, elevator and boiler risks, protecting Lessor and Lessee against accident or disaster in or about the Demised Premises with limits not less than Three Million Dollars ($3,000,000.00) combined single limit for bodily injury (including death) and One Million Dollars ($1,000,000.00) for property damage;

(b) Comprehensive automobile liability insurance, with limits not less than One Million Dollars ($1,000,000.00);

(c) Professional liability insurance, with limits not less than Three Million Dollars ($3,000,000.00); and

(d) Workers' compensation insurance, with limits not less than those required by law.

Certificates evidencing all such policies of insurance shall be delivered to Lessor. Such policies of insurance, as well as any policies of insurance to be obtained by Lessee pursuant to Paragraphs 13 and 14 hereof, shall be issued by companies having a Best's rating of "A-1" or better. Such insurance coverage, as well as any insurance to be obtained by Lessee pursuant to Paragraphs 13 and 14 hereof, may be effected pursuant to a combination of primary and excess coverage insurance policies. Such insurance coverages may also be effected pursuant to blanket coverage insurance policies which cover losses in addition to those required to be insured against hereunder.

      If at any time Lessee shall neglect or fail, for fifteen (15) days after notice and demand given to Lessee, so to provide and keep in force insurance policies as aforesaid, or indemnity insurance policies pursuant to Paragraph 13 hereof or fire or other casualty insurance policies pursuant to Paragraph 14 hereof, or so to deliver to Lessor certificates evidencing any of such policies of insurance, as required by the provisions hereof, Lessor may effect such insurance as the agent of Lessee, by taking out a policy or policies in a company or companies satisfactory to Lessor, running for a period not exceeding one (1) year under any one (1) policy; and the amount of premium paid for such insurance by Lessor shall be paid by Lessee to Lessor upon demand; and Lessor shall not be limited in the proof of any damages which Lessor may claim against Lessee arising out of or by reason of Lessee's failure to provide and keep in force general liability insurance policies as aforesaid to the amount of the insurance premium not paid or incurred by Lessee which would have been payable upon such insurance, but shall also be entitled to recover as damages for such breach the uninsured amount of any loss, liability, damage, claim, costs and expenses of suit, judgment and interest suffered or incurred by Lessor.

      Lessee agrees that any insurance coverage required of it pursuant to this Lease shall also be subject to the following terms and conditions:

      (a) Insurance coverage shall be occurrence based. The Lessor, at its sole discretion, may approve liability policies issued on a "claims made" basis provided that, in Lessor's sole opinion, there is sufficient "tail" coverage;

      (b) The Lessee shall furnish to Lessor copies of all policies of insurance required by this Lease which shall be delivered to the Lessor no later than each such policy's renewal date;

      (c) The Lessor, or its successors and assigns, as their interest may appear shall be listed as an additional insured on the liability and indemnity policies required by Paragraph 12 and 13 of this Lease.

13. Indemnity. Lessor and Lessee mutually agree to the following indemnification provisions. Lessor or Lessee, as the case may be (herein the "Indemnitor"), hereby agrees to indemnify and save harmless the other party (herein the "Indemnitee") from and against any and all liability, claims, loss, damages, expenses, costs of action, suits, interest, fines, penalties, claims and judgments (to the extent that the same are not paid out of the proceeds of any policy of insurance furnished by the Indemnitor to the Indemnitee pursuant to this Lease) arising out of Indemnitor's failure to perform, fully and promptly, or Indemnitor's postponement of compliance with, each and every term, covenant, condition and agreement herein provided to be performed by Indemnitor, or arising out of Indemnitor's negligence or willful misconduct, excepting liability of Indemnitee for Indemnitee's negligence and willful misconduct. Except as hereinbefore provided, Indemnitor, at its own cost and expense, will defend by counsel reasonably acceptable to Indemnitee, any and all suits that may be brought, and claims which may be made, against Indemnitee, or in which Indemnitee may be impleaded with others, whether Indemnitee shall be liable or not, in respect of any such injury or claim of injury during the Term hereof growing out of the occupation, possession, use, management, alteration, repair, maintenance or control of the Demised Premises, and Indemnitor shall satisfy, pay and discharge any and all judgments that may be recovered against Indemnitee in any such action in which Indemnitee may be a party defendant, or that may be filed against the Demised Premises or any interest therein, and in the event of the failure of Indemnitor, for ten (10) days after notice and demand given to Indemnitor, to pay any such sum for which Indemnitor shall become liable as aforesaid, then Indemnitee may pay such sum, with all interest and charges which may have accrued thereon, and the amount so paid by Indemnitee shall be payable by Indemnitor to Indemnitee upon demand.

      At all times during the term hereof, Indemnitor shall, at its own cost and expense, provide and keep in force a policy or policies of insurance (which may be effected by blanket coverage insurance as provided in Paragraph 12 hereof) insuring Indemnitor against all liability of Indemnitor under this Paragraph 13. Certificates evidencing all such policies of insurance shall be delivered to Indemnitee. If at any time or times Indemnitor shall neglect or fail, for five
(5) days after notice and demand given to Indemnitor, so to provide and keep in force insurance policies as aforesaid, or so to deliver to Indemnitee certificates evidencing any of such policies of insurance, as required by the provisions hereof, Indemnitee shall have all rights set forth in Paragraph 12 hereof.

14. Hazard Insurance. At all times during the term hereof, Lessee shall, at its own cost and expense, keep:

(a) The Demised Premises (including, without limitation, the Personal Property) insured against loss or damage by fire, lightning, windstorm, hail, explosion, riot, damage from aircraft, smoke damage, sprinkler leakage damage, war damage (when available) and such other insurance risks, casualties and hazards as are insured against by owners of comparable premises in an amount equal to one hundred percent (100%) of the replacement cost thereof or $2,500,000.00, whichever is less, said replacement cost to be determined, on Lessee's request not more frequently than at annual intervals, by one or more of the insurers, or by an architect, contractor, appraiser or appraisal company selected by Lessee. Any of the Demised Premises located in special flood hazard areas shall be insured against loss or damage by flood, in an amount equal to the maximum amount of insurance obtainable under the federal flood insurance program; and

(b) The net rental value of the Demised Premises insured against loss or damage by fire, lightning, windstorm, hail, explosion, riot, damage from aircraft, smoke damage, war damage (when available) and such other insurance risks, casualties and hazards as are insured against by owners of comparable premises, in an amount equal to the sum of the following amounts: (i) all Rent payable by Lessee under Paragraph 3 hereof for the ensuing six (6) month period, plus (ii) all Impositions payable by Lessee under Paragraph 4 hereof for the ensuing six (6) month period (if the amount of any such Imposition shall not have been fixed, then the same may be estimated based upon the tax rate for the preceding period and/or upon such other factors as are relevant, plus (iii) the cost of obtaining, for a one (1) year period, all insurance then required to be maintained by Lessor hereunder.

      All insurance to be furnished by Lessee under this Paragraph 14 shall be by policies which shall name as insureds Lessee, Lessor and any fee or leasehold mortgagee, as their interests may appear, shall provide a minimum cancellation provision of sixty (60) days after notice to all parties, shall not contain a deductible in excess of $________, and shall provide that the loss, if any, shall be payable to Lessor and Lessee, as their interests may appear, subject to the rights of any Fee Mortgage. Such policies may be blanket coverage insurance policies as provided in Paragraph 12 hereof. Certificates evidencing all such policies of insurance shall be delivered to Lessee.

      If at any time Lessee shall, for fifteen (15) days after notice and demand given by Lessor, neglect to insure the Demised Premises and rental value as aforesaid, or to deliver such certificates of insurance as aforesaid, Lessor shall have all of the rights conferred upon Lessor set forth in Paragraph 12 hereof, relating to Lessor's right to obtain liability insurance upon a failure by Lessee to maintain such coverage.

      Lessee shall comply with the terms of each insurance policy required by the terms hereof to be furnished by Lessee.

      Lessor and Lessee expressly waive any and all rights and claims as against each other for losses and damages to the extent that such losses and damages are covered by insurance, provided that such waiver is not prohibited by the terms of the applicable insurance policies.

15. Fire and Other Casualty. If any Improvement or any Personal Property shall be damaged or destroyed by fire or other casualty, then, irrespective of the cause and whether or not such damage or destruction shall have been insured, Lessee shall give prompt written notice thereof to Lessor, and Lessor shall proceed with reasonable diligence to carry out any necessary demolition and to restore, repair, replace and rebuild such Improvements or Personal Property at Lessor's own cost and expense; provided, however, that insurance proceeds shall be made available for such restoration and rebuilding. If, as a result of the actions of any Fee Mortgagee or otherwise, insurance proceeds are not made available to the Lessor, and if the Lessor is unable after reasonable diligent efforts to secure and provide replacement funds, the Lessee shall have the right to terminate this Lease without further liability on the part of Lessee or Lessor unless the unavailability of such insurance proceeds is the result of Lessor's acts or omissions. If at any time Lessor shall fail or neglect to supply sufficient workmen or sufficient materials of proper quality, or fail in any other respect to prosecute such work of demolition, restoration, repair, replacement or rebuilding with diligence and promptness, then Lessee may give Lessor notice of such failure or neglect, and, if such failure or neglect continues for twenty (20) days after such notice, then Lessee, in addition to all other rights which Lessee may have, including, without limitation, the right to cancel and terminate this Lease, may enter upon the Demised Premises, provide labor and/or materials, cause the performance of any contract, and/or do such other acts and things as Lessee may deem advisable to prosecute such work. All costs and expenses incurred by Lessee in carrying out such work shall be borne by Lessor and shall be payable by Lessor to Lessee upon demand, which demand may be made by Lessee from time to time as such costs and expenses are incurred, in addition to any and all damages to which Lessee shall be entitled hereunder.

      Rent shall abate hereunder as of the date of damage or destruction in proportion to the percentage of the Demised Premises thereby rendered unusable (in Lessee's sole opinion). Lessor shall in such event look solely to proceeds of its insurance (including its loss of rents coverage). Any proceeds of loss of rents insurance received by Lessor by reason of such damage or destruction shall be applied by Lessor to the payment of Rent which would otherwise be due from Lessee under Paragraph 3 hereof, Impositions payable by Lessee under Paragraph 4 hereof and premiums for any insurance required to be maintained by Lessee hereunder. In the event rent insurance proceeds received by Lessor are insufficient to pay the same or for any reason such rent insurance proceeds are not actually applied by Lessor to the payment of such amounts, Lessor shall nevertheless have no claim against Lessee for Rental abated hereunder.

16.   Condemnation.

(a) Entire Condemnation. If at any time during the Term (including renewals or extensions of this Lease) all or substantially all of the Demised Premises shall be taken in the exercise of the power of eminent domain by any sovereign, municipality or other public or private authority, then this Lease shall terminate on the date of taking of possession by such authority. Substantially all of the Demised Premises shall be deemed to have been taken if the remaining Improvements cannot feasibly be repaired and restored so that they shall constitute a complete structural unit or units which can be operated as a health care facility on an economically feasible basis under the provisions hereof. The award or awards for any such taking of all or substantially all of the Parcel and the Improvements shall be paid to the Lessor and Lessee, as their interests may appear.

(b) Partial Condemnation. If less than all or substantially all of the Demised Premises shall be taken in the exercise of the power of eminent domain by any sovereign, municipality or other public or private authority, then this Lease shall continue in force and effect and Lessor shall proceed with reasonable diligence to carry out any necessary repair and restoration so that the remaining Improvements shall constitute a complete structural unit or units which can be operated as a health care facility on an economically feasible basis under the provisions hereof. If Lessor shall fail or neglect to supply sufficient workmen or sufficient materials of proper quality, or shall fail in any other respect to prosecute such work of repair or restoration with diligence and promptness, then Lessee may give Lessor written notice of such failure or neglect, and, if such failure or neglect continues for twenty (20) days after such notice, then Lessee, in addition to all rights which Lessee may have, including, without limitation, the right to cancel and terminate this Lease, may enter upon the Demised Premises, provide labor and/or materials, cause the performance of any contract, and/or do such other acts and things as Lessee may deem advisable to prosecute such work. All costs and expenses incurred by Lessee in carrying out such work shall be borne by Lessor and shall be payable by Lessor to Lessee upon demand, which demand may be made by Lessee from time to time as such costs and expenses are incurred, in addition to any and all damages to which Lessee may be entitled hereunder.

           The award(s) for any such partial taking shall be paid to Lessor or Lessee, as their interests may appear; provided, however, that Lessor shall be excused from obligation to repair and restore the Improvements if Lessee shall fail to make any such award available to Lessor to pay the cost of the repair and restoration work required of Lessor hereunder.

           The Rent shall, as of the date of taking of possession by such authority, be decreased by an amount equal to that proportion of such Rent which the value of that portion so taken has to the value of the Demised Premises immediately prior to such taking.

           In the event that, by reason of subordination of this Lease to any Fee Mortgage, any such award for any such taking is not paid or made available for restoration of the Improvements as hereinbefore provided, then Lessee, at Lessee's option, may elect to terminate this Lease by giving ten (10) days notice in writing to Lessor, electing to terminate this Lease, and the Term hereof shall expire by limitation at the expiration of said ten (10) days notice as fully and completely as if said date were the date herein originally fixed for the expiration of the term hereof.

(c) Temporary Taking. If the temporary use of the whole or any part of the Demised Premises shall be taken at any time during the Term hereof in the exercise of the power of eminent domain by any sovereign, municipality or other authority, the Term hereof shall not be reduced or affected in any way and Lessee shall continue to pay in full the Rent and other sums of money and charges herein reserved and provided to be paid by Lessee, and the award for such taking shall be divided and paid out in the following order of priority: First, there shall be paid to Lessee that portion of said award paid for use and occupancy of the Demised Premises during the Term hereof, and second, the remainder, if any, of said award shall be paid to Lessor.

(d) Interest. Interest upon any award paid for a taking of the type referred to in Sections (a), (b) or (c) of this Paragraph 16 shall be divided and paid out to those persons entitled to the award upon which such interest shall have been paid, in proportion to the respective amounts received by such persons.

(e) Personal Property and Moving Expenses. Any award or part of an award paid as compensation for the taking of personal property owned by Lessee or a subtenant or for moving expenses of Lessee or a subtenant, shall be payable to Lessee or such subtenant, as the case may be.

17. Restoration after Fire or Condemnation. Whenever Lessee shall be required or shall elect to carry out any work of demolition, restoration, repair, replacement or rebuilding pursuant to Paragraph 15 hereof or Section (b) of Paragraph 16 hereof, Lessee, prior to the commencement of such work (unless such work is of a minor nature, as that term is hereinafter defined) shall:

(a) Furnish Lessor complete plans and specifications for such work bearing the signed approval thereof by a licensed architect.

(b) Furnish Lessor certified or photostatic copies of all permits and approvals required by law in connection with the commencement and conduct of such work.

      Lessee shall not commence any of said demolition, restoration, repair, replacement or rebuilding work until Lessee shall have complied with the above requirements, and thereafter Lessee shall carry out such work diligently and in good faith in accordance with the plans and specifications referred to above.

      If the above-mentioned work shall be of a minor nature, as that term is hereinafter defined, then the requirements set forth above in this Paragraph 17 shall not be applicable, except that Lessee shall obtain and furnish to Lessor all permits and approvals required by law in connection with the commencement and carrying out of such work. Such work shall be deemed to be of a minor nature only if in one continuous project the aggregate cost of such work is less than Fifty Thousand Dollars ($50,000.00).

18.   Environmental Matters.

(a) Lessor hereby warrants and represents to Lessee that: the Demised Premises are in compliance with all Federal, state and local laws and ordinances relating to clean air, water, waste disposal, toxic substances and other environmental regulations. The Demised Premises are in compliance with all laws and ordinances relating to occupational health and safety. During the period of Lessor's ownership of the Demised Premises, Lessor has not caused or permitted the Demised Premises to be used, to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process "Hazardous Material" (as hereinafter defined), or other dangerous or toxic substances, or solid waste, except in compliance with all applicable federal, state, and local laws or regulations. During the period of Lessors' ownership of the Demised Premises, there has been no release of "Hazardous Material" (as hereafter defined) on or off-site of the Demised Premises, nor have any "Hazardous Materials Claims" (as hereinafter defined) been made against Lessor to Lessor's knowledge in respect of the Demised Premises. There has not been incorporated into the Demised Premises and the Demised Premises do not contain, any asbestos products, urea-formaldehyde, and other known building products which may be harmful or injurious to human health or constitute Hazardous Materials. No underground storage tank ("UST's") exist on the Demised Premises and if any UST's formerly existed on the Demised Premises, such UST's have been removed and any contamination of soils or ground water has been fully remediated in accordance with applicable Governmental Requirements. All closure requirements for such UST's have been fulfilled.

           "Hazardous Material(s)" shall be defined as flammable, explosives, radioactive materials, or hazardous, toxic or dangerous waste, substances of related material including, but not limited to, substances defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, as amended 42 U.S.C Sections 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; those substances defined as hazardous or toxic under any other federal, state or local statute, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic and dangerous waste, substance or material, as now or at any time hereafter in effect.

(b) Lessee hereby indemnifies and agrees to defend, protect and hold the Lessor, any successor or successors to Lessor's interest in and to the Demised Premises, and any mortgagee on the Lessor's interest in and to the Demised Premises harmless from and against any and all losses, liabilities, fines, charges, damages, injuries, penalties, response cost, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the Lessor including, without limitation, (i) all consequential damages; (ii) the costs of any required or necessary repair, cleanup or detoxification of the Demised Premises, and the preparation and implementation of any closure, remedial or other required plans; and (iii) all reasonable costs and expenses incurred by Lessor in connection with clauses (i) and (ii), including, but not limited to, reasonable attorneys' fees for, with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or actual threatened release of any Hazardous Material (as herein defined) from the Demised Premises by the Lessee (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any federal or state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standard of conduct concerning any Hazardous Material), to the extent caused by, or within the control of, Lessee, or any employees, agents, contractors or subcontractors of Lessee, or any third persons, occupying or present on the Demised Premises, during the period of ownership, operation or control of the Demised Premises by Lessee, unless such activities were or will be undertaken in accordance with applicable laws, regulations, codes or means. The warranties, representations and indemnities made by Lessee in this section are expressly agreed by Lessor and Lessee to survive the termination of this Lease Agreement.

           Notwithstanding anything to the contrary herein, Lessee shall have no liability or responsibility to remediate, except as may be expressly provided herein, with respect to any Hazardous Material which Lessor fails to prove has its origin on the Demised Premises after the Commencement Date of this Lease and during Lessee's possession and control of the Demised Premises (whether directly or through a subtenant's occupancy thereof).

(c) Lessee shall keep and maintain the Demised Premises in compliance with, and shall not cause or permit the Demised Premises to be in violation of, any federal, state or local laws, ordinances, statutes or regulations relating to industrial hygiene or to the environmental conditions on, under or about the Demised Premises including, but not limited to, soil and groundwater conditions. Lessee shall not use, generate, manufacture, store or dispose of on, under or about the Demised Premises or transport to or from the Demised Premises any Hazardous Material, except in compliance with applicable "Hazardous Materials Laws" (as defined below). Lessee hereby agrees at all times to comply fully and in a timely manner with, and to cause all of its employees, agents, suppliers, contractors and subcontractors and any other persons occupying or present on the Demised Premises to so comply with, all applicable federal, state and local laws, regulations, guidelines, codes, statutes, and ordinances applicable to the use, generation, handling, storage, treatments, transport and disposal of any Hazardous Material now or hereafter located or present on or under the Demised Premises.

(d) Lessee shall immediately advise Lessor in writing of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal state or local laws, ordinances, or regulations relating to any Hazardous Material affecting the Demised Premises ("Hazardous Material Laws"); (ii) all claims made or threatened by any third party against Lessee relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Material affecting the Demised Premises (the matters set forth in clauses (i) and (ii) above are hereinafter referred to as "Hazardous Materials Claims"); and (iii) Lessee's discovery of any occurrence or condition on the Demised Premises or any real property adjoining or in the vicinity of the Demised Premises or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the property under any Hazardous Materials Laws. Lessor shall have the right, but not the obligation, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

(e) Without Lessor's prior written consent, Lessee shall not take any remedial action in response to the presence of any Hazardous Materials on, under, or about the Demised Premises, nor enter into any settlement agreement, consent decree, or other compromise in respect to any Hazardous Materials Claims, which remedial action, settlement, consent or compromise might, in Lessor's reasonable judgment, impair the value of Lessor's security hereunder or of Lessor's interest in the reversion; provided, however, that Lessor's prior consent shall not be necessary in the event that the presence of any Hazardous Material on, under, or about the Demised Premises either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not reasonably possible to obtain Lessor's consent before taking such action, provided that in such event Lessee shall notify Lessor as soon as practicable thereafter of any action so taken. Lessor agrees not to withhold its consent, where such consent is required hereunder, if either (i) a particular remedial action is ordered by a court of competent jurisdiction, or (ii) Lessee establishes to the reasonable satisfaction of Lessor that there is no reasonable alternative to such remedial action which would result in less impairment of Lessor's security hereunder or of Lessor's interest in the reversion.

19. Assignment and Subletting. Lessee may not assign this Lease or any interest herein, or make any sublease of all or any part of the Demised Premises, without Lessor's prior written consent, which consent may not be unreasonably withheld, and any such attempted assignment or subletting without such prior written consent shall be void; provided, however, that such prior written consent shall not be required for (i) any assignment or sublease by Lessee to an affiliate of Lessee, (ii) any residency agreement or admission agreement with respect to the Facility made by Lessee in the ordinary course of its business, and/or (iii) any sublease of space in the Facility for any accessory use made by Lessee in the ordinary course of business. No consent by Lessor to any assignment or subletting shall be deemed or construed to relieve Lessee from obtaining the express written consent of Lessor to any further assignment or subletting.

      For purposes hereof, the term "affiliate of Lessee" means a person controlling, controlled by or under common control with Lessee, and shall be deemed and construed to include, but not be limited to, a corporation, limited liability company, or general, limited or limited liability partnership, of which Lessee or an affiliate of Lessee is, respectively, a majority or controlling shareholder, a managing or majority member, or a general or managing partner, regardless of the percentage of Lessee or its affiliate's beneficial interest in such person. In addition, an assignment or sublease pursuant to a merger or consolidation of Lessee or pursuant to a sale of all or a substantial portion of Lessee's assets shall be deemed an assignment (or, if applicable, subletting) to an affiliate of Lessee and shall not require Lessor's prior written consent.

      No acceptance by Lessor of any performance or rent herein provided to be done or paid by Lessee from any person other than Lessee shall discharge Lessee or any other person liable for performance of Lessee's obligations hereunder (except to the extent of the performance and payments so accepted by Lessor) from liability to pay all of the rent herein provided to be paid by Lessee or from liability to perform any of the terms, covenants, conditions and agreements set forth herein.

      All references herein to a sublease shall be deemed to include all arrangements for occupancy or other use by any person of all or any part of the Demised Premises, and all references herein to a subtenant shall include any occupant or other user of all or any part of the Demised Premises.

      In the event of a termination hereof, each subtenant of space within the Demised Premises shall attorn to the Lessor unless the Lessor shall, at the Lessor's option, elect to dispossess such subtenant or otherwise terminate the sublease held by such subtenant. Each subtenant who hereafter subleases space within the Demised Premises shall be deemed to have agreed to the provisions of this Paragraph.

      Lessee hereby assigns to Lessor the right, following any default by Lessee hereunder which is not cured by Lessee within any applicable cure period, to collect from any and all subtenants all rents and other sums payable by them, and to apply the same to the payment of Rent and all other amounts payable by Lessee hereunder, and any balance shall be paid over to Lessee; but no exercise by Lessor of rights under this Paragraph shall be deemed a waiver by Lessor of any other rights hereunder or be deemed an acceptance by Lessor of such subtenant or an acquiescence by Lessor to the occupancy of any part of the Demised Premises by such subtenant or a release of Lessee from the performance of any of the obligations of Lessee hereunder.

20. Bankruptcy. If at any time during the term hereof there shall be filed by or against Lessee in any court or other tribunal pursuant to any statute or other rule of law, either of the United States or of any state or of any other authority now or hereafter exercising jurisdiction, a petition in bankruptcy or insolvency proceedings or for reorganization or for the appointment of a receiver or trustee of all or substantially all of Lessee's property or if Lessee makes a general assignment for the benefit of creditors then, subject to the provisions of this Paragraph 20, this Lease may, at the option of Lessor to be exercised by thirty (30) days written notice to Lessee, be canceled and terminated, and in that event neither Lessee nor any person claiming through or under Lessee by virtue of any statute or other rule or of an order of any court or other tribunal shall be entitled to possession or to remain in possession of the Demised Premises or any part thereof but shall forthwith quit and surrender the Demised Premises; provided however, that if any such petition shall be filed against Lessee and if in good faith Lessee shall promptly thereafter commence and diligently prosecute any and all proceedings appropriate to secure the dismissal of such petition, Lessor's right to cancel and terminate this Lease by reason of the filing of such petition shall be suspended during such period as said proceedings for the dismissal of such petition shall continue. Any provision of this Paragraph 20 providing for the suspension of Lessor's right to cancel and terminate this Lease is intended only to suspend Lessor's right to cancel and terminate pursuant to this Paragraph 20, and shall not be deemed to suspend or otherwise restrict Lessor's right to cancel and terminate this Lease, in the event of a default by Lessee under any other paragraph hereof pursuant to Paragraph 22 hereof or otherwise.

      In the event of the termination hereof pursuant to Paragraph 22, Lessor shall forthwith at Lessor's option, notwithstanding any other provision hereof to the contrary, be entitled to recover from Lessee, in addition to any other proper claims for rent and other sums of money payable hereunder, as and for liquidated damages, a sum equal to the amount by which the Rent reserved under Paragraphs 3 and 4 hereof for the unexpired portion of the term hereof exceeds the net rental value of the Demised Premises at the time of such termination for the said unexpired portion of the term hereof, both discounted at the rate of eight percent (8%) per annum to their present worth. Nothing herein contained shall limit or prejudice the right of Lessor to prove or obtain as liquidated damages by reason of a termination hereof pursuant to Paragraph 22 an amount equal to the maximum allowed by any statute or other rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater than, equal to or less than the amount of the damages referred to above.

21. Access to Project; Books, Records, Accounts and Annual Reports. Lessee shall keep and maintain or shall cause to be kept and maintained, at Lessee's cost and expense and in accordance with sound accounting practice, proper and accurate books, records and accounts reflecting all items of income and expense in connection with the operation of the Facility or in connection with any services, equipment or furnishings provided in connection with the operation thereof. Lessor shall have the right, from time to time, to examine by Lessor's agents, accountants and attorneys employed at Lessor's expense, such books, records and accounts at the office either of Lessee or such other person or entity maintaining said books, records and accounts and to make copies or extracts thereof as Lessor shall desire and to discuss Lessee's affairs, finances and accounts with Lessee and with the officers and principals of Lessee at such reasonable times as may be requested by Lessor. Lessee will furnish to Lessor on or before April 30th of each year, for the preceding calendar year, a balance sheet, profit and loss statement, and all supporting schedules covering operation of the Facility and the Lessee, all in reasonable detail, prepared in accordance with sound accounting practices and certified by the principal financial or accounting officer of Lessee; and Lessee will furnish to Lessor, at any time within thirty (30) days after demand by Lessor, statements certified by Lessee's principal financial or accounting officer covering such additional financial matters respecting the Facility and the Lessee as Lessor may reasonably request including, without limitation, quarterly operating statements with respect to the Facilities and the Lessee.

22. Default; Termination. If at any time during the term hereof (i) Lessee shall default in the payment of any Rent or of any other sum of money whatsoever which Lessee shall be obligated to pay under the provisions hereof for ten (10) days after written notice and demand, or (ii) Lessee shall default in the performance or observance of any of the other terms, covenants, conditions or agreements hereof for thirty (30) days after written notice and demand for cure, or if such default shall be of such a nature that the same cannot practicably be cured within said thirty (30) day period, Lessee shall not within said thirty (30) day period commence with due diligence and dispatch to cure and perform such defaulted term, covenant, condition or agreement, or Lessee shall within said thirty (30) day period commence with due diligence and dispatch to cure and perform such defaulted term, covenant, condition or agreement but shall thereafter fail or neglect to prosecute and complete with due diligence and dispatch the curing and performance of such defaulted term, covenant, condition or agreement, or (iii) the taking, commencement or institution of any action or proceeding, including fast track proceedings, by any state or federal authority having jurisdiction over the Demised Premises as a health care facility to terminate or revoke any license certification of Lessee of which Lessor is not immediately notified or which is not resolved within fifteen (15) days for fast track proceedings or thirty (30) days for any other action or proceeding, or
(iv) the receipt by Lessee of a Level A or higher deficiency on any licensure inspection or survey of the Demised Premises which (unless contested in good faith) is not resolved by corrective action plan or otherwise within a period of twenty (20) days (or such longer period as may be permitted by the applicable regulatory agency); THEN AND IN ANY SUCH CASE, if such default shall be continuing, Lessor, at Lessor's option, may elect to terminate this Lease at any time by giving ten (10) days notice in writing to Lessee, electing to terminate this Lease, and the term hereof shall expire by limitation at the expiration of said ten (10) days notice as fully and completely as if said date were the date herein originally fixed for the expiration of the term hereof, and Lessee shall thereupon quit and peacefully surrender the Demised Premises to Lessor, without any payment therefor by Lessor, and Lessor, upon the expiration of said ten (10) days notice, or at any time thereafter may re-enter and remove all persons and property therefrom, either by summary proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may have, hold and enjoy the Demised Premises.

      If Lessor shall obtain possession of the Demised Premises by reason of or following any default of Lessee, then Lessee shall pay to Lessor on demand all reasonable expenses incurred by Lessor in obtaining possession and in altering, repairing and putting the Demised Premises in good order and condition, and in reletting the same, including reasonable fees of architects, attorneys and agents, and any other reasonable expenses and commissions and Lessee further agrees to pay to Lessor upon the rent days specified herein in each month following any termination hereof by reason of a default of Lessee hereunder, until the end of the period which would have constituted the Term hereof (whether or not Lessor shall have terminated this Lease), the Rent and all other sums of money whatsoever which would have been payable by Lessee during such period, deducting only the net amount of rent, if any, which Lessor shall actually receive (after deducting therefrom all reasonable expenses and costs of operation and maintenance of the Demised Premises) from and by any reletting of the Demised Premises, and Lessee hereby agrees to be and remain liable for all sums aforesaid as well as for any deficiency therein. Lessor shall have the right from time to time to bring and maintain successive actions or other legal proceedings against Lessee for the recovery of such amounts, which liability it is expressly covenanted shall survive the issuance of any warrant of dispossess or other court process. Nothing herein contained shall be deemed to require Lessor to wait to bring any such action or other legal proceedings until the date when this Lease would have expired had there been no such default by Lessee. In reletting the Demised Premises as aforesaid, Lessor may make leases and lettings of the whole or less than the whole of the same, for a term or terms greater or less than the term hereof, and for a rental or rentals and upon such terms, covenants, conditions, agreements and provisions as Lessor may elect in its sole discretion.

      In addition to the right of Lessor to cancel the Agreement as provided in this Section, and without waiver of such right, Lessor may sue Lessee for damages for noncompliance with any covenant, agreement or warranty contained in this Agreement or for nonpayment of any sum required to be paid by Lessee to Lessor or for specific performance of any covenant of this Agreement. The waiver of any one Event of Default shall not be construed as the waiver of any other Event of Default.

      Upon the occurrence of a default by Lessee under this Agreement, Lessor shall have the absolute right, at any time without notice to have a receiver appointed to take possession of the Demised Premises, collect the rents, issues, profits, patient contract accounts, Medicare and Medicaid payments, accounts receivable and all other payments or obligations owing to Lessee with respect to the Demised Premises, and apply the same against Lessee's obligations hereunder. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Lessor to terminate this Agreement.

      No receipt of moneys by Lessor from Lessee after a termination hereof by Lessor shall reinstate, continue or extend the Term hereof or affect any notice theretofore given to Lessee, or operate as a waiver of the right of Lessor to enforce the payment of rent when due or thereafter falling due, it being agreed that after the commencement of suit for possession of the Demised Premises, or after final order or judgment for possession of the Demised Premises, Lessor may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such suit, order or judgment; all such monies collected being deemed payments on account of the use and occupation of the Demised Premises or, at the election of Lessor, on account of Lessee's liability hereunder. Lessor shall have, receive and enjoy, as Lessor's sole and absolute property, any and all sums collected by Lessor as rent or otherwise upon reletting the Demised Premises after Lessor shall resume possession thereof as hereinbefore provided, including, without limitation upon the generality of the foregoing, any amounts by which the sum or sums collected exceed the continuing liability of Lessee hereunder.

23. Waiver of Rights of Redemption. If at any time hereafter Lessor shall obtain possession of the Demised Premises under legal proceedings or pursuant to the terms and conditions hereof or pursuant to present or future law, because of default by Lessee in observing or performing any term, covenant, condition or agreement hereof, all rights of redemption provided by any law, statute or ordinance now in force or hereafter enacted shall be and are hereby waived by Lessee to the extent permitted by law.

24. Lessor's Right to Cure Lessee's Defaults. Whenever and as often as Lessee shall fail or neglect to comply with and perform any term, covenant, condition or agreement to be complied with or performed by Lessee hereunder, then, upon thirty (30) days prior written notice to Lessee (except where a shorter notice period is provided herein, in which event such shorter period shall apply), if such default shall be continuing, Lessor, at Lessor's option, in addition to all other remedies available to Lessor, may perform, or cause to be performed, such work, labor, services, acts or things, and take such other steps, including entry onto the Demised Premises as Lessor may reasonably deem advisable, to comply with and perform any such term, covenant, condition or agreement which is in default, in which event Lessee shall reimburse Lessor upon demand, and from time to time, for all reasonable costs and expenses suffered or incurred by Lessor in so complying with or performing such term, covenants, condition or agreement. The commencement of any work or the taking of any other steps or performance of any other act by Lessor pursuant to this paragraph shall not be deemed to obligate Lessor to complete the curing of any term, covenant, condition or agreement which is in default. Lessee hereby waives any claim and releases Lessor and Lessor's agents, contractors and employees from all liability for damage occasioned by any action taken by Lessor pursuant to this paragraph, excepting liability of Lessor for negligence and willful misconduct of Lessor and Lessor's agents, contractors and employees.

25. Lessor Default. In the event Lessor shall default in the performance of any of the terms and provisions of this Lease and shall fail to cure such default within thirty (30) days after written notice and demand from Lessee, Lessee shall have the right, at its option, to exercise one or more of the following remedies: (a) to terminate this Lease and recover against Lessor for all damages, general, special and consequential, incurred as a proximate result of Lessor's breach and termination; (b) to do and perform the act or action required of Lessor under this Lease and to offset against Rental and other sums payable by Lessee any and all costs of Lessee's performance; (c) to proceed with an action, proceeding or suit at law or in equity, seeking damages or equitable relief (including, in an appropriate case, an injunction, a decree of specific performance, or a declaratory judgment). Such remedies are cumulative of any and all other rights and remedies available to Lessee under this Lease or otherwise.

26. Injunction. Each party, at its option, in addition to any other rights reserved to it, and notwithstanding the concurrent pendency of other proceeds between Lessor and Lessee, shall have the right at all times during the Term hereof to restrain by injunction any violation or attempted violation by the other party of any of the terms, covenants, conditions or agreements hereof, and to enforce by injunction any of the terms, covenants, conditions and agreements thereof.

27. No Merger. In no event shall the leasehold in the Demised Premises created hereby, or the rights of Lessee hereunder, merge with any interest, estate or rights of Lessor in or to the Demised Premises, except by Lessor's written declaration of such merger, it being understood that such leasehold and the rights of Lessee hereunder shall be deemed to be separate and distinct from Lessor's interest, estate and rights in and to the Demised Premises, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person.

28. Definition of "Lessor" and "Lessee". The terms "Lessor" and "Lessee" as used herein shall at any given time mean the persons who are the owners of the reversionary interest estate of Lessor in and to the Demised Premises, and the leasehold of Lessee in and to the Demised Premises created herein, respectively. Subject to and conditioned upon Lessee's obtaining Lessor's prior written consent to any transfer or assignment of Lessee's leasehold interest under this Lease, in the event of any conveyance or other divestiture of either Lessor or Lessee's interest in and to the Demised Premises, the grantor or the person who is divested of such interest (the "Grantor") shall be entirely freed and relieved of all covenants and obligations thereafter accruing hereunder, and the grantee or the person who otherwise succeeds to such interest shall be deemed automatically and by operation of this Lease to have assumed the covenants and obligations of the Grantor thereafter accruing hereunder, and until the next conveyance or divestiture of such interest the other party shall look solely to said grantee or successor for the observance and performance of the covenants and obligations of the Grantor hereunder so assumed by said grantee or successor. Lessee shall attorn to any such grantee or successor of Lessor. Any provision hereof to the contrary notwithstanding, no assignment by Lessee of this Lease or any interest herein shall relieve or release Lessee of or from any of its liabilities or obligations hereunder.

29. Quiet Enjoyment. Lessor covenants that at all times during the term hereof, so long as Lessee is not in default hereunder, Lessee's quiet enjoyment of the Demised Premises or any part thereof shall not be disturbed by the act of any person whomsoever.

30. Lessor's Right of Entry. Lessor and its authorized agents and employees shall have the right from time to time, at Lessor's option, and upon reasonable prior notice to Lessee (except in an emergency), to enter and pass through the Demised Premises to examine the same and to show them to prospective purchasers, fee mortgagees and others.

31. Estoppel Certificates. Each party shall at any time and from time to time during the term hereof, within ten (10) days after request by the other party, execute, acknowledge and deliver to the other party or to any prospective purchaser, assignee or mortgagee designated by the other party, a certificate stating (i) that this Lease is unmodified and in force and effect (or, if there have been any modifications that this Lease is in force and effect as modified and identifying the modification agreements); (ii) the date to which Rent has been paid; (iii) whether or not there is any existing default by Lessee in the payment of Rent or any other sum of money hereunder, and whether or not there is any other existing default by either party with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; and (iv) whether or not there are any set offs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate.

32. Rights Cumulative. All the rights and remedies of each party hereunder or pursuant to present or future law shall be deemed to be separate, distinct and cumulative, and no one or more of them, whether exercised or not, nor any mention of or reference to any one or more of them herein, shall be deemed to be an exclusion or a waiver of any of the others, or of any of the rights or remedies which such party may have, whether by present or future law or pursuant hereto, and each party shall have, to the fullest extent permitted by law, the right to enforce any rights or remedies separately and to take any lawful action or proceedings to exercise or enforce any right or remedy without thereby waiving or being barred or estopped from exercising and enforcing any other rights and remedies by appropriate action or proceedings.

33. Payments of Money, Interest. All amounts whatsoever which Lessee shall be obligated to pay pursuant hereto shall be deemed rent, and in the event of the nonpayment by Lessee of any such of money whatsoever which Lessee from time to time shall be obligated to pay to Lessor under any provision hereof, Lessor shall have the same rights and remedies by reason of such nonpayment as if Lessee had failed to pay an installment of Rent under Paragraph 3 hereof. Except as herein specifically stated otherwise, in each instance when Lessee shall be obligated to make any payment of any sum of money whatsoever hereunder, interest shall accrue thereon and be payable hereunder at the rate of twelve percent (12%) per annum computed from the date such payment first became due hereunder.

34.   Surrender, Obligations Upon Expiration or Termination.

(a) Lessee shall, on the last day of the term hereof or upon any termination hereof well and truly surrender and deliver up the Demised Premises into the possession and use of Lessor, without fraud or delay and in good order, condition and repair, ordinary wear and tear excepted, free and clear of all lettings and occupancies and free and clear of all encumbrances other than those existing on the date hereof and those, if any, created by Lessor.

(b) Lessee represents and warrants to Lessor that (except for changes in the ordinary course of business, and for all other changes unforeseen and/or uncontrollable by Lessee, occurring after the date hereof), to the extent feasible and consistent with ordinary business practices, Lessee will expend reasonable efforts to assure or cause upon the expiration or termination of the Term hereof, the following statements to be true statements of law and fact:

(1) All of the Inventories shall be at levels which are consistent with operations in the ordinary course of business and, to the best of Lessee's knowledge after diligent investigation, at levels consistent with all applicable regulatory requirements and usable in the ordinary course of business.

(2) There is no outstanding written notice of default, cancellation or termination in connection with any instrument or document material to the operation of the Demised Premises which could be construed, directly or indirectly, to bind or in any way affect Lessor or Lessor's assigns after the termination hereof.

(3) Lessee is not a party to any written employment or consulting agreement, or written pension, profit-sharing, bonus, deferred compensation, retirement, stock option, medical health, disability, insurance, welfare or other employee benefit plan, arrangement, contract agreement, program or policy relating to the Facilities (collectively, the "Benefit Plans") which would be binding upon or affect Lessor or any successor lessee after the date of expiration or termination hereof.

(4) Lessee has paid all accounts payable and other liabilities on a current basis.

(5) There is no disciplinary proceeding pending or, to the best of Lessee's knowledge after diligent investigation, threatened against any then current member of the medical staff.

(6) All costs, reimbursement and similar reports relating to the Facility have been filed when due as required for Medicaid and any third-party payor reimbursement.

(7) The Licensed Bed Capacity shall be equal to the Licensed Bed Capacity as of the effective date of this Lease.

(c) Lessee shall use reasonable efforts to encourage such personnel of the Facilities as Lessor may designate to become employees of Lessor or Lessor's assigns after the expiration or termination of the term hereof.

(d) Following the expiration or termination of the term hereof, Lessee shall pay all personnel of the Facility all benefits [specifically including, but not limited to, compensation for accrued and vested (in accordance with Lessee's personnel policies), but unpaid, vacation pay] normally payable upon termination of employment. If Lessee fails to make any such payment, Lessor shall have the right to cure such default and demand immediate reimbursement from Lessee.

(e) Lessee shall have the duty to cooperate with Lessor in procuring the transfer of licenses and certifications as necessary to keep the Demised Premises in operation following termination of this Lease.

35. No Waiver. No failure on the part of either party at any time to require the performance by the other party of any term hereof shall be taken or held to be a waiver of such term or in any way affect such party's right to enforce such term, and no waiver on the part of either party of any term hereof shall be taken or held to be a waiver of any other term hereof or the breach thereof

36. Severability. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions, and this Lease shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein.

37. Benefit. This Lease shall inure to the benefit of and be binding upon the parties and their respective legal representatives, successors and assigns. The provisions hereof are solely for the benefit of the parties and their respective legal representatives, successors and assigns, and shall not be deemed or construed to create any rights for the benefit of any other person.

38. Construction. Whenever a singular word is used herein, it shall also include the plural wherever required by the context, and vice versa. The terms and conditions hereof represent the results of bargaining and negotiations between the parties, each of which has been represented by counsel of its selection, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise, and represent the results of a combined draftsmanship effort. Consequently, the terms and conditions hereof shall be interpreted and construed in accordance with their usual and customary meanings, and the parties hereby expressly waive and disclaim, in connection with the interpretation and construction hereof, any rule of law or procedure requiring otherwise, specifically including but not limited to, any rule of law to the effect that ambiguous or conflicting terms or conditions contained herein shall be interpreted or construed against the party whose counsel prepared this Lease or any earlier draft hereof.

39. Entire Agreement; Written Modifications. This Lease contains the entire understanding between the parties with respect to the subject matter hereof; all representations, promises, and prior or contemporaneous understanding, between the parties with respect to the subject matter hereof are merged into and expressed in this Lease; and any other understandings between the parties with respect to the subject matter hereof are hereby canceled. This Lease shall not be amended, modified or supplemented without the written agreement of the parties at the time of such amendment, modification or supplement.

40. Governing Law. This Lease shall be governed by and subject to the laws of the State of Florida.

41. Captions. The captions herein are for convenience and identification purposes only, are not an integral part hereof, and are not to be considered in the interpretation of any part hereof.

42. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by certified or registered mail, return receipt request, postage prepaid, addressed as follows:

To Lessor: .....     Board of County Supervisors of Choctaw
           .....       County, Mississippi

           .....     Choctaw County Courthouse
           .....     Ackerman, Mississippi  39735
           .....     Attention:  Chairman

With copy to:...
           .....
           .....
To Lessee: .....     Centennial HealthCare Investment Corporation
           .....     400 Perimeter Center Terrace
           .....     Suite 650
           .....     Atlanta, Georgia  30346
           .....     Attn:  Michael C. Lake, Vice President

With copies to:.     Daryl R. Griswold, Esq.
           .....     Centennial HealthCare Investment Corporation
                     400 Perimeter Center Terrace
           .....     Suite 650
           .....     Atlanta, Georgia  30346

                     Jeffrey N. Plowman, Esq.
           .....     NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
           .....     First Union Plaza, Suite 1400
           .....     999 Peachtree Street, N.E.
           .....     Atlanta, Georgia  30309

or to such other address as shall be furnished in writing by either party to the other party.

43. Counterparts. This Lease may be executed in separate counterparts, each of which when so executed shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

44. Costs of Enforcement. If any action is instituted in connection with any controversy arising out of this Lease, the prevailing party shall be entitled to recover, in addition to costs, such sum as the court may adjudge reasonable as attorneys fees in such action and on any appeal from any judgment or decree entered therein.

45. Agreement Regarding Lease. This Lease Agreement is executed and delivered pursuant to that certain Agreement Regarding Lease (the "General Agreement") containing terms, covenants, conditions, warranties and representations on which Lessee has and is hereby relying in entering into this Lease and the related transactions described in the General Agreement. The General Agreement is hereby incorporated into and made a part of this Lease as if fully set forth herein.

46. Cooperation. Lessor shall cooperate with Lessee in connection with any and all efforts by Lessee to secure the lawful benefits of grants, governmental aid or assistance payments or supplements or designation of the Facility as preferred status or preferred provider or other beneficial designation for purposes of enhanced reimbursement or otherwise.

47. Additional Stipulations. The following additional stipulations of Lessee shall be deemed part of this Lease:

(a) Lessee and Lessor acknowledge that the primary use of the Hospital Facility shall be for the operation of an acute care hospital facility, to include, unless otherwise agreed, laboratory, x-ray, emergency room (on a 24-hour a day basis), and outpatient treatment services. In addition, limited surgical services shall be furnished at or from the Facility. Lessee shall also have the right to provide these and other services from the Clinics and other locations operated by Lessee.

(b) Lessee shall have the right, subject to Governmental Requirements to convert a portion of its Licensed Hospital Bed Capacity into Licensed Nursing Home Bed Capacity and vice versa; provided, however, that Lessee shall at all times furnish a minimum Licensed Hospital Bed Capacity of at least ten (10) beds. Lessee shall also have the right, subject to applicable Governmental Requirements, to expand, contract or discontinue the services furnished at the Clinics.

(c) Lessee shall provide or arrange for the management of ambulance services sufficient to establish Lessor's compliance with applicable Mississippi statutes, if any, requiring counties to provide or arrange for such services. Lessee shall enter into a supplemental agreement to this Lease with the current provider of such ambulance services, and providing for monthly payments by Lessee of approximately Five Thousand and No/100 Dollars ($5,000.00) per month, to continue for so long as the Ambulance Service Contract and this Lease shall both remain in full force and effect; provided, however, that Lessor shall pay all costs of such ambulance service to the extent in excess of $7,500.00 per month, or, at Lessee's option, Lessee shall have the right to cancel or terminate the Ambulance Service Contract and either contract with another provider or assume such duties and obligations to provide the required ambulance services.

(d) Lessor and Lessee acknowledge that the effective date of this Lease has been stipulated to be December 1, 1998, notwithstanding that the Lease has been executed on the dates set forth beneath each party's signatures below; and subject furthermore to the caveat that Lessee's obligations under this Lease are subject to, and conditioned upon the satisfaction and performance of the terms and conditions set forth in the General Agreement.

(e) Notwithstanding any contrary provision herein, Lessee does not assume and shall not be required to pay principal, interest or debt service relating to any indebtedness, whether secured or unsecured, arising from the issuance of bonds and the loan of the proceeds of such bond issue for the acquisition, construction, or financing of the Facility (herein referred to as the "Facility Debt"). Lessor shall pay the Facility Debt and all principal, interest or other debt service payments thereon, as and when such payments become due and payable.

(f) Pursuant to Section 18 of the General Agreement, the Lessee has acquired certain "Receivables" and has assumed certain "Payables" (as said terms are defined therein). Nothing in this Lease shall affect the rights and liabilities of Lessee and Lessor under Section 18 of the General Agreement, which are hereby ratified and confirmed.

      IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.



                               LESSOR: BOARD OF COUNTY SUPERVISORS OF
                                       CHOCTAW COUNTY, MISSISSIPPI


                               BY:/s/ Mike King
                               Its: Chairman


                              ATTEST:
                              By:/s/ Don Threadgil
                              Secretary
                              (County Seal)


Date of Execution: 11/02/98



                              BOARD OF TRUSTEES OF CHOCTAW
                              COUNTY MEDICAL CENTER


                               BY: /s/ Samuel Kennedy
                               Its: Chairman


                               ATTEST:
                               By: /s/ Jerry Ruff
                               Its: Secretary
                               (Seal)


Date of Execution: 11/03/98


                               LESSEE: CENTENNIAL HEALTHCARE INVESTMENT
                                       CORPORATION



                               By:/s/ Alan Dahl
                               Its: Executive Vice President


                               ATTEST:
                               By: /s/ Daryl R. Griswold
                               Its: Assistant Secretary
                               (Corporate Seal)



Date of Execution: 11/10/98

                             EXHIBIT A


I.     Hospital Facility

      [Description of Hospital Facility]

II.    Nursing Home

      [Description of Nursing Home]

III.   Clinics

      [Description of Clinics]

IV.    Ambulance Services Contract

      [Description of Ambulance Services Contract]

                             EXHIBIT B


           [Legal Descriptions of Lessor-Owned Parcels]

                             EXHIBIT C


          [Description of Leases, Lessor-Leased Parcels]

                             EXHIBIT D





                    [List of Personal Property]